Exhibit 23

Consent of Independent Registered Public Accounting Firm

Hecla Mining Company Capital Accumulation Plan
Coeur d’ Alene, Idaho

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-96995, 33-60095, and 33-60099) of our report dated June 29, 2010, relating to the financial statements and supplemental schedules of the Hecla Mining Company Capital Accumulation Planning appearing on this Form 11-K.

/s/ BDO Seidman, LLP

Spokane, WA

June 29, 2010